Exhibit 99.1

October 9, 2018	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Jennifer Rector 918-947-7571

ONE Gas Third-quarter 2018
Conference Call and Webcast Scheduled

TULSA, Okla. - October 9, 2018 - ONE Gas, Inc. (NYSE: OGS) will release its third-quarter 2018 earnings after the market closes on Monday, October 29, 2018.

The ONE Gas executive management team will participate in a conference call the following day, Tuesday, October 30, 2018, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time).

The call also will be carried live on the ONE Gas website.

What:	ONE Gas third-quarter 2018 earnings conference call and webcast

When:	11 a.m. Eastern, October 30, 2018
10 a.m. Central

Where:	1) Phone conference call dial 877-260-1479, pass code 8819977
2) Log on to the webcast at www.onegas.com

If you are unable to participate in the conference call or the webcast, the replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 8819977.

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index, and is one of the largest natural gas utilities in the United States.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas.

-more-

ONE Gas Third-quarter 2018 Conference Call and Webcast Scheduled

ONE Gas is headquartered in Tulsa, Okla., and its divisions include Oklahoma Natural Gas, the largest natural gas distributor in Oklahoma; Kansas Gas Service, the largest in Kansas, and Texas Gas Service, the third largest in Texas, in terms of customers.

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

For more information, visit the website at http://www.ONEGas.com.

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